Exhibit 99.1

High Roller Technologies Partners with Crypto.com to Enter the Rapidly Growing Prediction Markets Space

The binding strategic partnership agreement with Crypto.com to power event-based Prediction Markets, with a Mature Market Estimated to exceed $1 Trillion in annual trading volume1

January 14, 2026 — Las Vegas, Nevada - High Roller Technologies, Inc. (“High Roller”) (NYSE: ROLR), operator of the award-winning, premium online casino brands High Roller and Fruta, today announced it has entered into a binding Letter of Intent (the “LOI”) with Crypto.com | Derivatives North America (“CDNA”), for an exclusive partnership to launch an event-based prediction markets product in the United States of America.

The events contracts will be offered by CDNA, a CFTC-registered exchange and clearinghouse and affiliate of Crypto.com, to customers through HighRoller.com. The partnership will offer people the opportunity to trade event contracts across markets including finance, entertainment, and sports, through a legal, engaging, and user-friendly platform.

“We’re thrilled to bring High Roller to the USA through this strategic partnership with Crypto.com,” commented Seth Young, Chief Executive Officer at High Roller. “Pairing the massive appeal of prediction markets with our strong distribution capabilities is an incredibly exciting opportunity, and we’re looking forward to introducing our premium experience to consumers across the country.”

“Crypto.com is a leader in prediction markets and we are thrilled to expand access to event contracts through innovative partnerships, including with High Roller,” said Travis McGhee, Global Head of Predictions at Crypto.com. “Together with High Roller, we are proclaiming customers with a safe and regulated platform to trade on outcomes in sports and entertainment."

The partnership remains subject to the execution of definitive agreements, which will include customary representations, warranties, conditions, covenants, and other provisions consistent with transactions of this nature, and there can be no assurance the parties will reach definitive agreements. Subject to the execution of definitive agreements, the parties are targeting a product launch in Q1 2026, featuring Crypto.com as the exclusive provider of Prediction Contracts across High Roller distribution channels.

1  https://next.io/news/betting/ekg-projects-1tn-annual-us-prediction-market-volume/

About High Roller Technologies, Inc.

High Roller Technologies, Inc. is a leading global online gaming operator known for its innovative casino brands, High Roller and Fruta, listed under the ticker ROLR on the NYSE. The Company delivers a cutting-edge real-money online casino platform that is intuitive and user-friendly. With a diverse portfolio of over 6,000 premium games from more than 90 leading game providers, High Roller Technologies serves a global customer base, offering an immersive and engaging gaming experience in the rapidly expanding multi-billion iGaming industry. The online casino features enhanced search engine optimization, machine learning, seamless direct API integrations, faster load times, and superior scalability.

As an award-winning operator, High Roller Technologies continues to redefine the future of market engagement through innovation, performance, and a commitment to excellence. For more information, please visit the High Roller Technologies, Inc. investor relations website, X, Facebook, and LinkedIn pages.

About Crypto.com

Founded in 2016, Crypto.com is trusted by millions of users worldwide and is the industry leader in regulatory compliance, security and privacy. Our vision is simple: Cryptocurrency in Every Wallet™. Crypto.com is committed to accelerating the adoption of cryptocurrency through innovation and empowering the next generation of builders, creators, and entrepreneurs to develop a fairer and more equitable digital ecosystem. Crypto.com | Derivatives North America (CDNA) is an affiliate of Crypto.com and is registered with the Commodity Futures Trading Commission (CFTC) as a designated contract market and derivatives clearing organization; CDNA offers the trading of prediction market contracts, as well as economic and cryptocurrency event contracts.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include such factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2024 and throughout Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact

ir@highroller.com

800-460-1039